FREE WRITING PROSPECTUS

Filed Pursuant to Rule 433
Supplementing the Prospectus dated August 21, 2009
Registration Statement No. 333-160504
Dated August 24, 2010

NYSE AMEX EXCHANGE URZ
TORONTO STOCK EXCHANGE URZ
FRANKFURT STOCK EXCHANGE U9E
Uranerz
ENERGY CORPORATION
Invest in Nuclear.
Clean Air Energy.
To find out more information contact Investor Relations:
TOLLFREE: 1-800-689-1659
EMAIL: info@uranerz.com
www.uranerz.com
1701 East "E" Street
P.O. Box 50850
Casper, Wyoming USA 82605-0850
Uranerz Energy Corporation ("Uranerz") has filed a registration statement (including a prospectus) with the United States Securities and Exchange Commission to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents Uranerz has filed with the SEC for more complete information about Uranerz. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, Uranerz will arrange to send you the prospectus if you request it by calling toll-free 1-800-689-1659.